                                                                    Exhibit 4.2

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                                  Faroudja, Inc.

                        1997 Performance Stock Option Plan

                                  January 2, 1997

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


                                    TABLE OF CONTENTS

                                                                               Page
                                                                               ----

  ARTICLE I.      Purpose.......................................................  1

  ARTICLE II.     Definitions...................................................  2

  ARTICLE III.    Shares Subject to Plan........................................  4

  ARTICLE IV.     Administration................................................  5

  ARTICLE V.      Eligibility...................................................  8

  ARTICLE VI.     Annual Limitation on Value of Incentive Stock Options.........  9

  ARTICLE VII.    Terms and Conditions of Options...............................  9

  ARTICLE VIII.   Effect of Certain Changes..................................... 16

  ARTICLE IX.     Amendment and Termination..................................... 20

  ARTICLE X.      Issuance of Shares and Compliance with Securities Regulations. 21

  ARTICLE XI.     Application of Funds.......................................... 21

  ARTICLE XII.    Notice........................................................ 21

  ARTICLE XIII.   Term of Plan.................................................. 22

  ARTICLE XIV.    No Contract of Employment..................................... 22

  ARTICLE XV.     Effectiveness of the Plan..................................... 22

  ARTICLE XVI.    Captions...................................................... 23

  ARTICLE XVII.   Disqualifying Dispositions.................................... 23

  ARTICLE XVIII.  Withholding Taxes............................................. 24

  ARTICLE XIX.    Governing Law................................................. 24

  ARTICLE XX.     Financial Statements.......................................... 25

                                 FAROUDJA, INC.

                       1997 PERFORMANCE STOCK OPTION PLAN

                                   ARTICLE I.

                                    PURPOSE

          The purpose of the FAROUDJA, INC. 1997 PERFORMANCE STOCK OPTION PLAN (the "Plan") is (i) to further the growth and success of FAROUDJA, INC., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by enabling employees of, or consultants to, the Company or any of its Subsidiaries to acquire shares of the Company's Common Stock thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan (the "Options") may be either "incentive stock options," intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-qualified stock options." In this Plan, the terms "Parent" and "Subsidiary" mean "Parent Corporation" and "Subsidiary Corporation", respectively, as such terms are defined in Sections 424(e) and
(f) of the Code. Unless the context otherwise requires, any Incentive Stock Option or Nonqualified Stock Option is referred to in this Plan as an "Option."

                                   ARTICLE II.

                                   DEFINITIONS

          The following words and terms as used herein shall have that meaning set forth therefor in this Article II, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

          2.1  BOARD shall mean the Board of Directors of the Company.

          2.2 CODE shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

          2.3 COMMITTEE shall mean the Compensation Committee appointed by the Board in accordance with the provisions of Article IV to administer the Plan.

          2.4 COMMON STOCK shall mean the shares of common stock, .001 par value, of the Company, and any other securities of the Company to the extent provided in Article VIII.

          2.5 COMPANY shall mean Faroudja, Inc., a Delaware corporation, and any successor to it.

          2.6 DISABILITY shall have the meaning set forth in Section 22(e)(3) of the Code, as that section may be amended from time to time. The determination under the Plan that a Grantee's employment terminated as the result of Disability shall not be and shall not be construed as an admission by the

  Company of the Disability of the Grantee for any other purpose.

         2.7  DISQUALIFYING DISPOSITION shall have the meaning set forth in
  Article XVII hereof.

         2.8 EFFECTIVE DATE shall mean the day upon which the Plan is approved by the stockholders of the Company.

         2.9 EMPLOYEE shall mean any individual employed by and receiving compensation from the Company or any Subsidiary.

         2.10 FAIR MARKET VALUE shall have the meaning set forth in
  Section 7.2 herein.

         2.11 GRANTEE shall mean an Employee who is granted an Option by the Committee under this Plan.

         2.12 INCENTIVE STOCK OPTION shall mean any Option designated as an "incentive stock option" within the meaning of Code Section 422.

         2.13 INVOLUNTARY TERMINATION shall have the meaning set forth in
  Section 7.4 hereof.

         2.14 NON-EMPLOYEE DIRECTOR shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 ("Exchange Act"), as such rule may be amended from time to time, or any successor definition adopted by the Securities and Exchange Commission.

         2.15 NONQUALIFIED STOCK OPTION shall mean any Option that is not an Incentive Stock Option, including any Option that provides at the time of grant that it will not be treated as an Incentive Stock Option.

         2.16 OPTION shall mean both an Incentive Stock Option and a Nonqualified Stock Option.

         2.17 OPTION AGREEMENT shall mean a written agreement evidencing the right to purchase shares of Common Stock pursuant to the terms of this Plan which agreement shall be in the form described in Article VII.

         2.18 PLAN shall mean the Faroudja, Inc. 1997 Performance Stock Option Plan, as set forth herein and as amended from time to time.

         2.19 SECURITIES ACT means the Securities Act of 1933, as amended.

         2.20 SUBSIDIARY shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code, as that section may be amended from time to time.

         2.21 TERMINATION FOR CAUSE shall have the meaning set forth in
  Section 7.4 hereof.

                                  ARTICLE III.

                             SHARES SUBJECT TO PLAN

         3.1  NUMBER OF SHARES AVAILABLE.  The total number of shares of
  Common Stock which are available for granting Options hereunder shall be Three Hundred Thousand (300,000)

  (subject to adjustment as provided below in Section 3.3 and in Article VIII hereof).

         3.2 SOURCE OF SHARES. The shares of Common Stock issued upon the exercise of an Option shall be made available, in the discretion of the Board, either from the authorized but unissued shares of Common Stock or from any outstanding shares of Common Stock which have been reacquired by the Company.

         3.3  SHARES SUBJECT TO EXPIRED OPTIONS.  In the event that any
  Option expires or otherwise terminates for any reason (whether such Option is vested or non-vested at the time of termination), without having been exercised in full, the unpurchased shares of Common Stock subject to that Option shall once again become available for the granting of Options.

                                   ARTICLE IV.

                                 ADMINISTRATION

         4.1 COMMITTEE TO ADMINISTER PLAN. The Board shall delegate the exclusive control and management of the operations of the Plan to the Committee. The Board may, however, at any time or times either (i) terminate any such delegation of authority and assume the exclusive control and management of the Plan, or (ii) having terminated such a delegation of authority may again delegate the exclusive control and management of the Plan to the Committee. In the event that and for so long as this Plan is controlled and managed by the Board, the terms and provisions of this Plan, other than Sections 2.1, 2.3, 4.1, 4.2, shall be applied by substituting the term "Board" for "Committee" therein.

         4.2 APPOINTMENT OF A COMMITTEE. In the event that the Board appoints a Committee: (i) the Committee shall be composed solely of two or more directors; however, if the Plan is required to comply with Rule 16b-3 of the Exchange Act in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the Exchange Act with respect to transactions effected pursuant to the Plan, the Committee shall be composed solely of two or more Non-Employee Directors; (ii) all vacancies occurring on the Committee shall be filled by appointment of the Board; (iii) the members of the Committee shall serve at the pleasure of the Board; (iv) the Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan; and (v) the entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

         4.3 DETERMINATIONS TO BE MADE BY THE COMMITTEE. Subject to the provisions of this Plan, the Committee shall determine: (i) the Grantees;
  (ii) the number of shares of Common Stock subject to an Option; (iii) the date or dates upon which an Option may be exercised or is granted; (iv) the manner in which an Option may be exercised; (v) such other terms to which an Option is subject (including the manner in which it vests);
  (vi) the form of any Option Agreements; and (vii) whether the Option is an Incentive Stock Option or a Nonqualified Stock Option. In determining the amount and terms of Options granted under the Plan, the Committee shall review performance measures which shall influence the number of Options granted and the vesting of such Options. All Options issued under the Plan shall vest at the rate of at least 20% per year over 5 years from the date the Option is granted.

         4.4 INTERPRETATION OF PLAN. The Committee shall interpret the Plan and from time to time may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provisions of this Plan or any Option Agreement and the determination of any question arising under this Plan, any such rule or regulation, or any Option Agreement shall be final and binding on all persons interested in the Plan.

         4.5 LIMITED LIABILITY. Neither the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

                                    ARTICLE V.

                                   ELIGIBILITY

         5.1 GENERAL. Options may be granted under the Plan only to persons who are employees of, or consultants to, the Company or any of its Subsidiaries on the date of grant. Options granted to consultants shall be Nonqualified Stock Options. Options granted to employees of the Company or any of its Subsidiaries shall be, in the discretion of the Committee, either Incentive Stock Options or Nonqualified Stock Options on the date of grant.

         5.2 EXCEPTIONS. Notwithstanding anything contained in Article V and this Plan to the contrary:

                   5.2.1 no Option may be granted under the Plan to an employee or consultant who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent, if any, or any of its Subsidiaries, unless (a) the Option Price (as defined in Article
      VII hereof) of the shares of Common Stock subject to such Option is fixed at not less than 110% of the Fair Market Value on the date of grant (as determined in accordance with Article VII hereof) of such shares and (b) such Option by its terms is not exercisable after the expiration of five years from the date it is granted;

                   5.2.2 no Option may be granted to any Person serving on the Committee for so long as such Person serves on the Committee; and

                   5.2.3 no Options may be granted to any Person in any one taxable year of the Company in excess of 25% of the Options issued or issuable under the Plan.

                                  ARTICLE VI.

             ANNUAL LIMITATION ON VALUE OF INCENTIVE STOCK OPTIONS

         To the extent that the aggregate Fair Market Value of the shares of Common Stock (determined at the time the Incentive Stock Option is granted) with respect to which Incentive Stock Options are exercisable for the first time in any calendar year, together with options granted under all other incentive stock option plans of the Company and any parent corporation (as defined in Section 424(e) of the Code) or any Subsidiary exceeds one hundred thousand dollars ($100,000) for any one Grantee, such Options shall be treated as Nonqualified Stock Options.

                                  ARTICLE VII.

                         TERMS AND CONDITIONS OF OPTIONS

         7.1 Each Option granted under the Plan shall be designated as an Incentive Stock Option or an Nonqualified Stock Option and shall be subject to the terms and conditions applicable to Incentive Stock Options and/or Nonqualified Stock Options (as the case may be) set forth in the Plan. Each Option shall specify the number of shares of Common Stock for which such Option shall be exercisable and the exercise price for each such shares of Common Stock. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement"), in substantially the form of EXHIBIT A for an Incentive Stock Option and EXHIBIT B for an Nonqualified Stock Option, with such changes thereto as are consistent with the Plan as the Committee shall deem appropriate, and shall provide in substance as follows:

         7.2 NUMBER OF SHARES AND PURCHASE PRICE. Each Option Agreement shall specify the number of shares of Common Stock covered by such Option and the purchase price per share. The price (the "Option Price") at which each share of Common Stock may be purchased shall be the Fair Market Value (or such lesser amount (but not less than 85% of the Fair Market Value) approved by the Board) of the shares of Common Stock on the date of the grant (as determined in accordance with this Article VII); PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, such Option Price shall in no event be less than 100% of the Fair Market Value on the date of grant of the shares of Common Stock; and PROVIDED, FURTHER, that the Option Price shall comply with
  Section 5.2.1 herein.

         Subject to the requirements of Section 422 of the Code regarding Incentive Stock Options, for purposes of the

  Plan, the "Fair Market Value" of shares of Common Stock shall be equal to:

                   7.2.1 if such shares are publicly traded, (x) the closing price on the business day immediately preceding the date of grant if any trades were made on such business day and such information is available, otherwise the average of the last bid and asked prices on the business day immediately preceding the date of grant, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or (y) if such shares are then traded on a national securities exchange, the closing price on the business day immediately preceding the date of grant, if any trades were made on such business day and such information is available, otherwise the average of the high and low prices on the business day immediately preceding the date of grant, on the principal national securities exchange on which it is so traded; or

                   7.2.2 if there is no public trading market for such shares, the fair value of such shares on the date of grant as reasonably determined in good faith by the Committee (with the consent of a majority of the Board) after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of such shares in private transactions negotiated at arms' length.

         Notwithstanding anything contained in the Plan to the contrary, all determinations pursuant to Article VII hereof shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

         Subsequent to the date of grant of any Nonqualified Stock Options, the Committee may, at its discretion and with the written consent of the Grantee and the prior approval of the Board, establish a new Option Price for such Nonqualified Stock Options so as to increase or decrease the Option Price of such Nonqualified Stock Options.

         7.3 NON-TRANSFERABILITY OF OPTIONS. Each Option Agreement shall provide that the Option granted therein shall be non-transferable and non-assignable by the Grantee except by will or by the laws of descent and distribution. During the lifetime of the Grantee such Option may be exercised only by the Grantee or such Grantee's legal representative.

         7.4 MAXIMUM TERM; DATE OF EXERCISE; TERMINATION. Each Option Agreement shall set forth the period during which it may be exercised. Each Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                   7.4.1 the tenth anniversary of the date on which such Option is granted or, in the case of any Option granted to a person described in Section 5.2.1, the fifth anniversary of the date on which such Option is granted;

                   7.4.2 within 90 days after the date that the Grantee ceases to be an employee of the Company or any of it Subsidiaries (other than as a result of an Involuntary Termination (as defined in clause (iii) below)) or a Termination For Cause (as defined in clause (iv) below));

                   7.4.3 within 365 days after the date that the Grantee ceases to be an employee of the Company or any of its Subsidiaries, if such termination is due to such Grantee's death or permanent and total disability (within the meaning of Section 22(e) (3) of the Code) (an "Involuntary Termination");

                   7.4.4 within 30 days if the Grantee ceases to be an employee of the Company or any of its Subsidiaries, if such termination is determined by the Committee to be for Cause (a "Termination For Cause"); and

                   7.4.5 simultaneously with the consummation of a sale of the Company if prior to such time the Grantees are given the opportunity to exercise their Options with respect to all shares of Common Stock available for award pursuant to the Options.

         The Committee shall have the power to determine what constitutes a Termination For Cause for purposes of the Plan, and the date upon which such Termination For Cause shall occur. All such determinations shall be final and conclusive and binding upon the Grantee.

         Any shares of Common Stock available for award pursuant to the Options that are not acquired as a result of an Option expiring without being fully exercised shall be available for award by the Committee to another eligible person.

         7.5 EXERCISE OF OPTIONS. Each Option Agreement shall provide that Options shall be exercised by delivering a written notice of exercise to the Company. Each such notice shall state the number of shares of Common Stock with respect to which the Option is being exercised and shall be signed by the person (or persons) exercising the Option and, in the event the Option is being exercised by any person other than the Grantee, shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. The exercise price for each Option shall be paid in full for the number of shares of Common Stock specified in the notice by a certified or cashier's check or by transfer to the Company of shares of Common Stock valued for this purpose at their Fair Market Value, or a combination of both. In addition, in the event that the Option being exercised is a Nonqualified Stock Option, a certified or cashier's check in full payment of the aggregate amount of any federal, state or local withholding taxes, if any, attributable to the transfer of stock pursuant to the exercise of the Option must accompany such notice.

         The date of exercise of an Option shall be the date on which written notice of exercise shall have been delivered to the Company, but the exercise of an Option shall not be effective until the person (or persons) exercising the Option shall have complied with all the provisions of the Option Agreement governing the exercise of the Option. The Company shall deliver as soon as practicable after receipt of notice and payment, certificates for the shares of Common Stock subject to the Option. No one shall be deemed to be the holder of any shares of Common Stock subject to an Option, or have any other rights as a stockholder, unless and until certificates for the shares of such Common Stock are issued to that person.

         7.6 CONDITIONS ON RIGHT OF EXERCISE. The Option Agreement may provide for such conditions on the right of exercise as the Committee, in its sole discretion, deems appropriate, which conditions may, without limitation, be based upon either (i) the completion of a further period of continued employment or (ii) the performance of the Company, of any Subsidiary or of any division thereof, or of the Grantee. Without limiting the foregoing, an Option Agreement may provide that the Committee may, in its sole discretion, terminate in whole or in part any portion of the Option which has not yet become exercisable if it determines that the Grantee is not satisfactorily performing the duties to which he or she was assigned on the date the Option was granted or duties of at least equal responsibility. The Committee shall have the right at any time or times to waive any condition on the exercise of any Option whenever it deems such a waiver to be appropriate.

         7.7 CHARACTER OF OPTION GRANTED. Each Option Agreement shall specifically provide whether the Option granted thereby is an Incentive Stock Option or a Nonqualified Stock Option.

         7.8 OTHER PROVISIONS. The Option Agreement may include such other terms and conditions, not inconsistent with this Plan, as the Committee in its sole discretion shall determine.

                                    ARTICLE VIII.

                              EFFECT OF CERTAIN CHANGES


         8.1 ANTI-DILUTION. If there is any change in the number of shares of Common Stock through the declaration of stock dividends or through a recapitalization which results in stock splits or reverse stock splits, or through the combination or reclassification of such shares, the Board shall make corresponding adjustments to the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options in order to appropriately reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares of Common Stock resulting from such adjustment shall be eliminated. Any determination made by the Board relating to such adjustments shall be final, binding and conclusive.

         8.2  CHANGE IN PAR VALUE.  In the event of a change in the Common
Stock of the Company, as constituted as of the date of this Plan, which is limited to a change in all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         8.3 MERGERS AND CONSOLIDATIONS. Notwithstanding the other Sections of this Article VIII, upon the dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least eighty percent (80%) of the Company's Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets or eighty percent (80%) or more of the then outstanding shares of Common Stock of the Company to another corporation or entity, (any such reorganization, merger, consolidation, sale of assets, or sale of shares of Common Stock being hereinafter referred to as the "Transaction"), the Plan shall terminate; provided however, that

              (i) any Options theretofore granted and outstanding under the Plan shall become immediately exercisable in full and shall remain exercisable until the effective date of such Transaction;

            (ii) the termination of the Plan, and any exercise of any Option (to the extent that the holder's right to exercise such Option has been accelerated by the operation of Section 8.3(i)), shall be subject to and conditioned upon the consummation of the Transaction to which such termination and acceleration relates, and if, for any reason, such Transaction is abandoned, exercise of the Option shall be void and such Option shall thereafter be exercisable only as permitted by the Plan and the Option Agreement, which shall remain in full force and effect.

         For purposes of applying Section 8.3: (A) the Fair Market Value of shares of Common Stock underlying the Incentive Stock Options shall be determined as of the time the Option with respect to such shares is granted; (B) the Incentive Stock Options shall be transformed, to the extent required, into Nonqualified Stock Options in reverse chronological order, such that the last-granted Incentive Stock Option shall be the first Option transformed into a Nonqualified Stock Option and the first granted Incentive Stock Option shall be the last Option so transformed; and (C) the terms and conditions of each Nonqualified Stock Option so created shall be identical, to the extent possible, in all respects to those of the Incentive Stock Option that it replaces including but not limited to the fact that it shall be immediately exercisable in full and shall remain exercisable until the time at which the Transaction becomes effective. In the event that Incentive Stock Options are transformed into Nonqualified Stock Options by operation of this Section 8.3, the Board may in its discretion issue replacement Option Agreements that reflect the adjusted number of Incentive Stock Options and Nonqualified Stock Options. The Company shall use its best efforts to give each Grantee written notice of any proposed Transaction at least thirty (30) days prior to the effective date of any such Transaction. Any Option not exercised by the time the Transaction legally becomes effective shall thereupon terminate.

         8.4 RIGHTS OF PARTICIPANTS. Except as hereinbefore expressly provided in this Article VIII, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets.

                                     ARTICLE IX.

                              AMENDMENT AND TERMINATION


         The Board shall have the right to amend, suspend or terminate this Plan at any time, provided that unless first approved by the stockholders of the Company, no amendment shall be made to the Plan (except to conform the Plan and the Option Agreements thereunder to changes in the Code or governing law) which:
(i) materially modifies the eligibility requirements of Article V, (ii) increases the total number of shares of Common Stock which may be issued under the Plan, (iii) changes the purchase price for Incentive Stock Options specified in Article VII, (iv) lengthens the term of the Plan as set forth in Article XIII during which Incentive Stock Options may be granted, or (v) otherwise materially increases the benefits accruing to Grantees under the Plan. No amendment to the Plan shall be made by the Board that materially changes the terms of the Plan so as to impair or adversely alter the rights of a Grantee or other Option holder without such person's consent.

                                      ARTICLE X.

                          ISSUANCE OF SHARES AND COMPLIANCE
                             WITH SECURITIES REGULATIONS


         The obligation of the Company to sell and deliver the shares of Common Stock pursuant to Options granted under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Board, to register the shares of Common Stock reserved for issuance upon exercise of Options under such Act.

                                     ARTICLE XI.

                                 APPLICATION OF FUNDS


         Any proceeds received by the Company as a result of the exercise of Options granted under the Plan may be used for any valid corporate purpose.

                                     ARTICLE XII.

                                        NOTICE


         Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at

750 Palomar Avenue, Sunnyvale, California 94086, Attention: Michael Hoberg, Chief Financial Officer.

                                    ARTICLE XIII.

                                     TERM OF PLAN


         The Plan shall terminate ten (10) years from the date upon which it is approved by the stockholders of the Company or adopted by the Board, whichever is earlier, or on such earlier date as may be determined by the Board. In any event, termination shall be deemed to be effective as of the close of business on the day of termination. No Options may be granted after such termination. Termination of the Plan, however, shall not affect the rights of Grantees under Options previously granted to them, and all unexpired Options shall continue in full force and operation after termination of the Plan until they lapse or terminate by their own terms and conditions.

                                     ARTICLE XIV.

                              NO CONTRACT OF EMPLOYMENT


         Neither the adoption of this Plan nor the grant of any option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

                                     ARTICLE XV.

                              EFFECTIVENESS OF THE PLAN


         The Plan shall become effective upon adoption by the Board; provided, however, that the Plan shall be submitted for approval by the holders of a majority of the voting stock of the Company at the Company's next Annual Meeting of Stockholders to be held in 1997. In the event the stockholders shall fail to approve the Plan within 12 months before or after the Plan is adopted by the Board, it and all Options granted thereunder shall be and become null and void. Notwithstanding any other provision of the Plan to the contrary, no Options granted under the Plan may be exercised until after such stockholder approval.

                                     ARTICLE XVI.

                                       CAPTIONS


         The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

                                    ARTICLE XVII.

                              DISQUALIFYING DISPOSITIONS


         If securities acquired by exercise of an Incentive Stock Option granted under this Plan are disposed of within two years following the date of grant of the Incentive Stock Option or one year following the issuance of the securities to the Grantee (a "Disqualifying Disposition"), the holder of such securities shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

                                    ARTICLE XVIII.

                                  WITHHOLDING TAXES


         Whenever under the Plan securities are to be delivered by an Grantee upon exercise of a Nonqualified Stock Option, the Company shall be entitled to require as a condition of delivery that the Grantee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the Grantee shall remit to the Company in cash the amount of any applicable federal, state and local withholding taxes and employment taxes.

                                     ARTICLE XIX.

                                    GOVERNING LAW


         All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                                     ARTICLE XX.

                                 FINANCIAL STATEMENTS


         The Company shall provide all Grantees under the Plan with financial statements of the Company at least annually. Such financial statements shall include, at a minimum, an income statement, balance sheet and cash flow statement for the Company.

         As adopted by the Board of Directors of FAROUDJA, INC. on January 2, 1997.

                                      EXHIBIT A

                           INCENTIVE STOCK OPTION AGREEMENT
                           dated as of_____________ between
                                   FAROUDJA, INC.,
                       a Delaware corporation (the "Company"),
                          and [__________] (the "Grantee").


         The Company, acting through a Committee (as defined in the Plan) with the consent of the Company's Board of Directors (the "Board") has granted to the Grantee, effective as of the date of this Agreement, an option under the Company's 1997 Performance Stock Option Plan (the "Plan") to purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement and the Plan.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

         SECTION 1. THE PLAN. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Grantee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

         SECTION 2. OPTION; OPTION PRICE. On the terms and subject to the conditions of the Plan and this Agreement, the Grantee shall have the option (the "Option") to purchase up to [ ] shares of Common Stock (the "Option
Shares") at the price of $[    ] per Option Share (the "Option Price") at the
times and in the manner provided herein. Payment of the Option Price may be made in the manner specified by Article VII of the Plan. The Option is intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         SECTION 3. TERM. The term of the Option (the "Option Term") shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 7.4 of the Plan) or this Agreement.

         SECTION 4. RESTRICTION ON TRANSFER. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Grantee other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Grantee only by the Grantee. If the Grantee dies, the Option shall thereafter be exercisable, during the period specified in
Article VII of the Plan, by his executors or administrators to the full extent to which the Option was exercisable by the Grantee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         SECTION 5. GRANTEE'S EMPLOYMENT. Nothing in the Option shall confer upon the Grantee any right to continue in the employ of the Company or any of its affiliates or to interfere in any way with the right of the Company or its affiliates or stockholders, as the case may be, to terminate the Grantee's employment or to increase or decrease the Grantee's compensation at any time.

         SECTION 6. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         (a)  if to the Company, to it at:

              Faroudja, Inc.
              750 Palomar Avenue
              Sunnyvale, California 94086
              Attention:  Michael Hoberg, CFO

              with copies to:

              Buchalter, Nemer, Fields & Younger
              601 South Figueroa Street, Suite 2400
              Los Angeles, California 90017-5704
              Attention:  Mark Bonenfant, Esq.
              Telephone:  (213) 891-0700
              Telecopier: (213) 896-0400;

         (b)  if to the Grantee, to him at:

              ---------------------------------
              ---------------------------------
              ---------------------------------
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and
(iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

         SECTION 7. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

         SECTION 8. GRANTEE'S UNDERTAKING. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement and the Plan.

         SECTION 9. MODIFICATION OF RIGHTS. The rights of the Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

         SECTION 10. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         SECTION 11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         SECTION 12. ENTIRE AGREEMENT. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         SECTION 13. SEVERABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have executed this Incentive Stock Option Agreement as of the date first written above.

                   FAROUDJA, INC.



                   By:
                      -----------------------------------
                        Name:
                        Title:


                      -----------------------------------
                                  [GRANTEE]

                                      EXHIBIT B

                         NONQUALIFIED STOCK OPTION AGREEMENT
                          dated as of [___________] between
                                   FAROUDJA, INC.,
                       a Delaware corporation (the "Company"),
                          and [_________] (the "Grantee").


         The Company, acting through a Committee (as defined in the Plan) with the consent of the Company's Board of Directors (the "Board") has granted to the Grantee, effective as of the date of this Agreement, an option under the Company's 1997 Performance Stock Option Plan (the "Plan") to purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement and the Plan.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

         SECTION 1. THE PLAN. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Grantee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

         SECTION 2. OPTION; OPTION PRICE. On the terms and subject to the conditions of the Plan and this Agreement, the Grantee shall have the option (the "Option") to purchase up to [ ] shares of Common Stock (the "Option
Shares") at the price of $[      ] per Option Share (the "Option Price") at the
times and in the manner provided herein. Payment of the Option Price may be made in the manner specified by Article VII of the Plan. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         SECTION 3. TERM. The term of the Option (the "Option Term") shall commence on the date hereof and expire on the tenth anniversary of the Effective Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 7.4 of the Plan) or this Agreement.

         SECTION 4. RESTRICTION ON TRANSFER. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Grantee, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Grantee only by the Grantee. If the Grantee dies, the Option shall thereafter be exercisable, during the period specified in
Article VII of the Plan, by his executors or administrators to the full extent to which the Option was exercisable by the Grantee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         SECTION 5. GRANTEE'S EMPLOYMENT. Nothing in the Option shall confer upon the Grantee any right to continue in the employ of the Company or any of its affiliates or to interfere in any way with the right of the Company or its affiliates or stockholders, as the case may be, to terminate the Grantee's employment or to increase or decrease the Grantee's compensation at any time.

         SECTION 6. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         (a)  if to the Company, to it at:

              Faroudja, Inc.
              750 Palomar Avenue
              Sunnyvale, California 94086
              Attention:  Michael Hoberg, CFO

              with copies to:

              Buchalter, Nemer, Fields & Younger
              601 South Figueroa Street, Suite 2400
              Los Angeles, California 90017-5704
              Attention:  Mark Bonenfant, Esq.
              Telephone:  (213) 891-0700
              Telecopier: (213) 896-0400;

         (b)  if to the Grantee, to him at:

              -------------------------------------
              -------------------------------------
              -------------------------------------
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and
(iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

         SECTION 7. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

         SECTION 8. GRANTEE'S UNDERTAKING. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement and the Plan.

         SECTION 9. MODIFICATION OF RIGHTS. The rights of the Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

         SECTION 10. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         SECTION 11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         SECTION 12. ENTIRE AGREEMENT. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         SECTION 13. SEVERABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction

         SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

                   FAROUDJA, INC.



                   By:
                      ------------------------------------
                        Name:
                        Title:


                      ------------------------------------
                                  [GRANTEE]

              FIRST AMENDMENT TO THE 1997 PERFORMANCE STOCK OPTION PLAN
                                  OF FAROUDJA, INC.



    Article III, Paragraph 3.1 of the 1997 Performance Stock Option Plan of Faroudja, Inc., as adopted on January 2, 1997, is amended and restated in its entirety to read as follows:

    "3.1 NUMBER OF SHARES AVAILABLE. "The total number of shares of Common Stock which are available for granting Options hereunder shall be Seven Hundred Fifty Thousand (725,000) (subject to adjustment as provided below in Section 3.3 and in Article VIII hereof)."
    IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the 1997 Performance Stock Option Plan of Faroudja, Inc. as of June 13, 1997.

                         FAROUDJA, INC.


                         By:/s/ Michael Hoberg
                            ---------------------------------------
                         Michael Hoberg, Chief Financial Officer

     Amendment to the Faroudja, Inc. Performance Stock Option Plan, dated January 2, 1997 and amended on June 13, 1997 (the "1997 Plan"), approved at the Faroudja, Inc. Annual Meeting of Stockholders on June 10, 1998.

     Article III, Paragraph 3.1 of the 1997 Plan is amended and restated in its entirety, to read as follows:

     "3.1 NUMBER OF SHARES: The total number of shares of Common Stock which are available for granting Options hereunder shall be one million one hundred and twenty-five thousand (1,125,000) (subject to adjustment as provided below in Section 3.3 and in Article VII hereof)."

     Article III of the 1997 Plan is amended by adding Paragraph 3.4, to read as follows:

     "3.4 LIMITATION ON GRANTS: In no event shall Options be granted to any Grantee in any one fiscal year to purchase more than an aggregate of 500,000 shares of Common Stock."

                              SECOND AMENDMENT TO THE
                       1997 PERFORMANCE STOCK OPTION PLAN OF
                                   FAROUDJA, INC.

     The 1997 Performance Stock Option Plan of Faroudja, Inc. as adopted on January 2, 1997 and amended on June 13, 1997 is amended as provided herein and except as so amended, the 1997 Performance Stock Option Plan remains in full force and effect.

     1. Article III Paragraph 3.1 is amended and restated in its entirety to read as follows:

         3.1 NUMBER OF SHARES AVAILABLE. The total number of shares of Common Stock which are available for granting Options hereunder shall be One Million One Hundred Twenty-Five Thousand (1,125,000) (subject to adjustment as provided below in Section 3.3 and in Article VIII hereof)."

     2. Article V, Paragraph 5.2.4 shall be added in its entirety to read as follows:

         "5.2.4 no Options may be granted to any Person in any one taxable year of the Company in excess of 500,000 shares of Common Stock."